Exhibit 99.1

TransDigm Group Provides Update on Divestitures
Cleveland, Ohio, September 20, 2019/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, announced today that it has completed the divestiture of its Esterline Interface Technologies (EIT) group of businesses to an affiliate of KPS Capital Partners, LP for approximately $190 million.
EIT was acquired by TransDigm in March 2019 as part of the Esterline Technologies acquisition and is comprised of three distinct businesses including Advanced Input Systems, Gamesman and LRE Medical. The business is a developer and manufacturer of interface solutions serving leading OEMs in the growing medical, commercial, industrial, diagnostics and gaming end markets. EIT generated revenues of approximately $190 million for the fiscal year ended September 30, 2018.
In addition to the EIT divestiture, TransDigm still expects to complete the previously announced divestiture of the Souriau-Subank Connection Technologies (Souriau-Sunbank) business to Eaton Corporation during the fourth quarter of calendar 2019. Souriau-Sunbank was also acquired by TransDigm in March 2019 as part of the Esterline Technologies acquisition and is a leading global supplier of highly-engineered interconnect solutions for harsh environments serving customers primarily in aerospace, defense and space end markets. The business generated revenues of $363 million for the trailing 12-month period ended June 30, 2019.
TransDigm intends to reclassify and report both EIT and the Souriau-Sunbank businesses as discontinued operations for the fourth quarter of fiscal 2019, full fiscal year 2019 and fiscal 2020 guidance.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, advanced sensor products, switches and relay panels, advanced displays, thermal protection and insulation, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Forward-Looking Statements
Statements in this press release which are not historic facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about the sale of Souriau-Sunbank. We have identified some of these forward-looking statements with words like "believe," "may," "will," "should," "expect," "intend," "plan," predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect TransDigm’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of TransDigm. These risks and uncertainties include, but are not limited to, TransDigm’s ability to successfully complete the sale of Souriau-Sunbank. Except as required by law, TransDigm undertakes no obligation to revise or update the forward-looking information contained in this press release.

Contact:	Liza Sabol
Director of Investor Relations
216-706-2945
ir@transdigm.com